BILL OF SALE AND ASSIGNMENT


      In consideration for Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ANGELES PARTNERS XIV, a California limited partnership (the "Seller") hereby grants, bargains, sells and conveys to MID-STATES DEVELOPMENT COMPANY, an Ohio general partnership (the "Purchaser") all of the right, title and interest of the Seller in and to all of the Personal Property (as defined in that certain Purchase Agreement between Seller and Purchaser dated March 20, 1995, as amended) owned by the Seller and located at, or used in connection with certain commercial property being sold by Seller to Purchaser as of the date hereof located in Montgomery County, Ohio, which commercial property is more particularly described on Exhibit A attached hereto and incorporated herein by reference.

      The personal property referenced herein is being sold and conveyed in "as is" condition with no warranties or representations of any kind being given by Seller to Purchaser in connection therewith, including any warranty of merchantability or fitness for a particular or intended purpose.

      IN WITNESS WHEREOF, the Seller has executed this Bill of Sale and Assignment effective as of this 22nd day of August, 1995.



                                          ANGELES PARTNERS XIV, a
                                          California limited partnership


                                          By:   Angeles Realty Corporation, II,
                                                General Partner of Angeles
                                                Partners XIV

                                          By:   /s/Robert D. Long, Jr.

                                                CAO/Controller